Exhibit 99.1

Contacts:

	Media Contact	Investor Contact
	David Grip	Kori Doherty
	AspenTech	ICR
	+1 781-221-5273	+1 617-956-6730
	david.grip@aspentech.com	kdoherty@icrinc.com

Aspen Technology Announces Financial Results for the Fourth Quarter

and Fiscal Year 2011

Burlington, Mass. — August 23, 2011 — Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its fourth quarter and fiscal year 2011, ended June 30, 2011.

Mark Fusco, Chief Executive Officer of AspenTech, said, “The fourth quarter was a strong finish to the fiscal year.  The company exceeded its fiscal 2011 guidance for each key financial metric, including license TCV growth, free cash flow and all income statement objectives.  At the same time, we took actions that we believe will enhance long-term shareholder value, including reducing our secured borrowings, completing the  secondary offering of certain shares held by Advent International and announcing a $40 million share repurchase program.”

“We continue to gain market share in our engineering business, where we believe there remains a significant opportunity to drive greater adoption of our full product suite and expand the number of users.  We also have a leadership position in the manufacturing and supply chain segment of the process manufacturing market, which represents a multi-billion market dollar opportunity.  We are the only vendor with an integrated suite of best-of-breed applications across each of these disciplines, and we believe AspenTech is well positioned to continue growing our recurring revenue, license TCV and subscription cash flow.”

Fourth Quarter and Fiscal Year 2011 Business Highlights

•                  The license portion of total contract value was $1.28 billion at the end of fiscal 2011, which increased 5% sequentially and 12% compared to the end of fiscal 2010.

•                  Total contract value was $1.42 billion at the end of fiscal 2011, including the value of bundled maintenance, which increased 7% sequentially and 17% compared to the end of fiscal 2010.

•                  Bookings were approximately $149 million for the fourth quarter of fiscal 2011 and $389 million for the full year fiscal 2011, compared to approximately $366 million for the full year fiscal 2010.

•                  The value of future cash collections associated with the company’s subscription and multi-year term contracts was $791 million at the end of the fourth quarter, an increase from $695 million at the end of last quarter and $625 million at the end of the fourth quarter of fiscal 2010.

•                  The company closed 31 bookings of over $1 million during the fourth quarter, compared to 20 in the fourth quarter of fiscal 2010, and 50 bookings between $250,000 and $1 million, consistent with the fourth quarter of fiscal 2010.

•                  Average deal size for bookings over $100,000 was approximately $979,000 in the fourth quarter, compared to approximately $1.1 million in the fourth quarter of fiscal 2010.

Summary of Fourth Quarter Fiscal Year 2011 Financial Results

AspenTech’s total revenue of $52.6 million increased 38% from $38.2 million in the fourth quarter of the prior year.

•                  Subscription revenue includes all revenue associated with the company’s aspenONE subscription offering. Subscription revenue was $19.7 million in the fourth quarter of fiscal 2011, an increase from $5.9 million in the fourth quarter of fiscal 2010.

•                  Software revenue includes all non-subscription-based license revenue, including term-based contracts for point products as well as perpetual licenses.  Software revenue was $9.0 million in the fourth quarter of fiscal 2011, compared to $8.1 million in the year ago period.

•                  Services & other revenue, which includes professional services, maintenance and other revenue, was $23.9 million in the fourth quarter of fiscal 2011, compared to $24.2 million in the year ago period.

For the quarter ended June 30, 2011, AspenTech reported a loss from operations of $18.3 million due primarily to the multi-year revenue model transition following the introduction at the beginning of fiscal 2010 of the company’s aspenONE subscription offering, which has ratable revenue recognition.  For the quarter ended June 30, 2010, the company reported a loss from operations of $35.6 million.

Net income was $41.7 million for the quarter ended June 30, 2011, leading to net income per diluted share of $0.43.  Net income included a net tax benefit of $57.3 million related to the reversal of the valuation allowance on the deferred tax assets on the company’s balance sheet.  Net loss per diluted share was $0.37 in the same period last fiscal year.

Non-GAAP loss from operations, which adds back stock-based compensation expense and restructuring charges and excludes the above mentioned tax benefit, was $16.1 million for the fourth quarter of fiscal 2011, compared to a non-GAAP loss from operations of $32.8 million in the same period last fiscal year.  Non-GAAP net loss was $19.0 million, or ($0.20) per share, for the fourth quarter of fiscal 2011, compared to a non-GAAP net loss of $31.3 million, or ($0.34) per share, in the same period last fiscal year.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

AspenTech had a cash balance of $150.0 million at June 30, 2011, a decrease of $1.0 million from the end of the prior quarter.  The company generated $10.4 million in cash flows from operations and invested $840 thousand in capital expenditures, leading to free cash flow of $9.6 million for the three months ended June 30, 2011.  The company continued to reduce its secured borrowings balance and used $6.4 million in cash to execute against the previously announced share repurchase program.

Summary of Fiscal Year 2011 Financial Results

AspenTech’s total revenue of $198.2 million increased 19% from $166.3 million for fiscal year 2010.

•                  Subscription revenue was $58.5 million, an increase from $11.1 million for fiscal year 2010.

•                  Software revenue was $45.2 million, compared to $42.9 million for fiscal year 2010.

•                  Services & other revenue was $94.5 million, compared to $112.4 million for fiscal year 2010.

For the fiscal year ended June 30, 2011, AspenTech reported a loss from operations of $54.6 million, an improvement from a loss from operations of $109.4 million for fiscal year 2010.

Net income was $10.3 million for the fiscal year ended June 30, 2011, leading to net income per diluted share of $0.11, an improvement from a net loss per basic and diluted share of $1.18 for fiscal year 2010.

Non-GAAP loss from operations, which adds back stock-based compensation expense and restructuring charges and excludes the tax benefit recorded in the fourth quarter, was $45.1 million for fiscal year 2011, an improvement compared to a non-GAAP loss from operations of $93.0 million for fiscal year 2010.  Non-GAAP net loss was $43.5 million, or ($0.45) per share, for fiscal year 2011, an improvement compared to a non-GAAP net loss of $91.8 million, or ($1.01) per share, for fiscal year 2010.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

The company generated $63.3 million in cash flows from operations and invested $4.8 million in capital expenditures, leading to free cash flow of $58.5 million for the twelve months ended June 30, 2011, an increase of 66% compared to the comparable year ago period.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business.  As the result of adoption of new licensing models, management believes that, for the next few years, a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income (loss) and net income (loss), will be of limited value in assessing AspenTech’s performance, growth and financial condition. Accordingly, management instead is focusing on certain non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, August 23, 2011, at 4:30 p.m. (Eastern Time), to discuss the company’s financial results for the fourth quarter and fiscal year 2011 as well as the company’s business outlook.  The live dial-in number is (877) 245-0126, conference ID code 83352271. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 83352271 through August 30, 2011.

About AspenTech

AspenTech is a leading global provider of mission-critical process optimization software solutions, which are designed to manage and optimize plant and process design, operational performance, and supply chain planning. AspenTech’s aspenONE® software and related services have been developed specifically for companies in the process industries, including energy, chemicals, pharmaceuticals, and engineering and construction. Customers use AspenTech’s solutions to improve their competitiveness and profitability by increasing throughput and productivity, reducing operating costs, enhancing capital efficiency, and decreasing working capital requirements. To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.

© 2011 Aspen Technology, Inc. AspenTech, aspenONE and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved.  All other trademarks are property of their respective owners.

Forward-Looking Statements

The second and third paragraphs of this press release contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: demand for, or usage of, our aspenONE software declines for any reason; AspenTech’s failure to realize the anticipated financial (including cash flow) and operational benefits of the aspenONE subscription offering; unforeseen difficulties or uncertainties in the application of accounting standards; weaknesses in AspenTech’s internal controls; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.

AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any current intention to update forward-looking statements after the date of this press release.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue:
Subscription	$19,715	$5,873	$58,459	$11,071
Software	9,029	8,148	45,240	42,920
Total subscription and software	28,744	14,021	103,699	53,991
Services and other	23,901	24,223	94,455	112,353
Total revenue	52,645	38,244	198,154	166,344
Cost of revenue:
Subscription and software	2,844	1,550	5,213	6,437
Services and other	12,306	15,948	47,132	59,673
Total cost of revenue	15,150	17,498	52,345	66,110
Gross profit	37,495	20,746	145,809	100,234
Operating expenses:
Selling and marketing	27,544	27,426	90,771	97,002
Research and development	13,818	12,100	50,820	48,228
General and administrative	14,544	15,956	59,041	63,246
Restructuring charges	(87)	868	(247)	1,128
Total operating expenses	55,819	56,350	200,385	209,604
Loss from operations	(18,324)	(35,604)	(54,576)	(109,370)
Interest income	2,746	4,208	13,075	19,324
Interest expense	(1,059)	(1,730)	(5,138)	(8,455)
Other income, net	983	(2,310)	2,919	(2,407)
Loss before income taxes	(15,654)	(35,436)	(43,720)	(100,908)
(Benefit from) provision for income taxes	(57,335)	(1,464)	(53,977)	6,537
Net income (loss)	$41,681	$(33,972)	$10,257	$(107,445)
Loss per common share:
Basic	$0.44	$(0.37)	$0.11	$(1.18)
Diluted	$0.43	$(0.37)	$0.11	$(1.18)
Weighted average shares outstanding:
Basic	94,169	92,222	93,488	91,247
Diluted	96,568	92,222	95,853	91,247

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share data)

	June 30,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$149,985	$124,945
Accounts receivable, net	27,866	31,738
Current portion of installments receivable, net	38,703	51,729
Current portion of collateralized receivables	15,748	25,675
Unbilled services	2,319	1,860
Prepaid expenses and other current assets	10,819	5,236
Prepaid income taxes	1,151	7,468
Deferred income taxes - current	7,272	1,234
Total current assets	253,863	249,885
Non-current installments receivable, net	47,773	76,869
Non-current collateralized receivables	9,291	25,755
Property, equipment and leasehold improvements, net	6,730	8,057
Computer software development costs, net	2,813	2,367
Goodwill	18,624	17,361
Deferred income taxes - non-current	69,242	10,641
Other non-current assets	3,639	2,424
Total assets	$411,975	$393,359

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of secured borrowing	$15,756	$30,424
Accounts payable	2,099	6,092
Accrued expenses and other current liabilities	64,467	49,890
Income taxes payable	672	1,161
Deferred revenue	90,681	67,852
Total current liabilities	173,675	155,419
Long-term secured borrowing	9,157	45,711
Long-term deferred revenue	38,262	19,427
Other non-current liabilities	33,078	31,832
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value— Authorized— 3,636 shares as of June 30, 2011 and June 30, 2010 Issued and outstanding— none as of June 30, 2011 and June 30, 2010	—	—
Stockholders’ equity:
Common stock, $0.10 par value— Authorized—210,000,000 shares
Issued— 94,939,400 shares at June 30, 2011 and 92,668,280 shares at June 30, 2010
Outstanding— 94,238,370 shares at June 30, 2011 and 92,434,816 shares at June 30, 2010	9,494	9,267
Additional paid-in capital	530,996	515,729
Accumulated deficit	(381,271)	(391,038)
Accumulated other comprehensive income	9,115	7,525
Treasury stock, at cost—701,030 shares of common stock at June 30, 2011 and 233,464 at June 30, 2010	(10,531)	(513)
Total stockholders’ equity	157,803	140,970
Total liabilities and stockholders’ equity	$411,975	$393,359

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income (loss)	$41,681	$(33,972)	$10,257	$(107,445)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,411	1,408	5,336	6,551
Net foreign currency (gain) loss	114	2,135	(2,167)	3,227
Stock-based compensation	2,301	1,908	9,699	15,260
Loss on the disposal of assets	26	3	453	53
Write-down of investment	—	—	600	—
Deferred income taxes	(64,308)	(2,165)	(64,264)	(2,167)
Provision for bad debts	(1,828)	869	(2,755)	585
Changes in assets and liabilities:
Accounts receivable	665	(3,991)	5,981	16,493
Unbilled services	(642)	156	(477)	(1,573)
Prepaid expenses, other assets and prepaid income taxes	(4,468)	8,799	(773)	8,905
Installments and collateralized receivables	17,556	27,936	72,752	92,450
Income taxes payable	(315)	(1,617)	(751)	(773)
Accounts payable, accrued expenses and other liabilities	11,870	11,358	(12,007)	(1,612)
Deferred revenue	6,369	1,765	41,446	8,668
Net cash provided by operating activities	10,432	14,592	63,330	38,622
Cash flows from investing activities:
Purchase of property, equipment and leasehold improvements	(517)	(553)	(2,839)	(2,652)
Capitalized computer software development costs	(323)	(263)	(1,990)	(699)
Net cash used in investing activities	(840)	(816)	(4,829)	(3,351)
Cash flows from financing activities:
Exercise of stock options and warrants	1,999	1,045	9,703	7,181
Proceeds from secured borrowings	—	—	2,500	9,501
Repayment of secured borrowings	(5,387)	(7,689)	(32,051)	(44,342)
Repurchases of common stock	(6,368)	—	(10,531)	—
Payment of tax withholding obligations related to restricted stock	(1,152)	(687)	(3,885)	(4,040)
Net cash used in financing activities	(10,908)	(7,331)	(34,264)	(31,700)
Effects of exchange rate changes on cash and cash equivalents	263	(554)	803	(839)
Increase (decrease) in cash and cash equivalents	(1,053)	5,891	25,040	2,732
Cash and cash equivalents, beginning of period	151,038	119,054	124,945	122,213
Cash and cash equivalents, end of period	$149,985	$124,945	$149,985	$124,945

Supplemental disclosure of cash flow information:
Interest paid	$1,061	$1,326	$5,476	$8,057
Income tax (refund) paid, net	876	(4,941)	(2,112)	2,541

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

GAAP Results Reconciled to Non-GAAP Results

The following table reflects selected Aspen Technology GAAP results reconciled to non-GAAP results.
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2011	2010	2011	2010
Total expenses
GAAP total expenses (a)	$70,969	$73,848	$252,730	$275,714
Less:
Stock-based compensation (b)	(2,301)	(1,908)	(9,699)	(15,260)
Restructuring charges	87	(868)	247	(1,128)
Non-GAAP total expenses	$68,755	$71,072	$243,278	$259,326

Loss from operations
GAAP loss from operations	$(18,324)	$(35,604)	$(54,576)	$(109,370)
Plus:
Stock-based compensation (b)	2,301	1,908	9,699	15,260
Restructuring charges	(87)	868	(247)	1,128
Non-GAAP loss from operations	$(16,110)	$(32,828)	$(45,124)	$(92,982)

Net loss
GAAP net income (loss)	$41,681	$(33,972)	$10,257	$(107,445)
Plus:
Stock-based compensation (b)	2,301	1,908	9,699	15,260
Restructuring charges	(87)	868	(247)	1,128
Less:
Non-recurring valuation allowance reversal	(62,791)	—	(62,791)	—
Income tax effect on Non-GAAP items	(125)	(115)	(466)	(791)
Non-GAAP net loss	$(19,021)	$(31,311)	$(43,548)	$(91,848)

Diluted loss per share
GAAP diluted income (loss) per share	$0.43	$(0.37)	$0.11	$(1.18)
Plus:
Stock-based compensation (b)	0.02	0.02	0.10	0.17
Restructuring charges	(0.00)	0.01	(0.00)	0.01
Less:
Non-recurring valuation allowance reversal	(0.65)	—	(0.66)	—
Income tax effect on Non-GAAP items	(0.00)	(0.00)	(0.00)	(0.01)

Non-GAAP diluted loss per share	$(0.20)	$(0.34)	$(0.45)	$(1.01)

Shares used in computing diluted loss per share	96,568	92,222	95,853	91,247

(a) GAAP total expenses

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2011	2010	2011	2010
Total costs of revenue	$15,150	$17,498	$52,345	$66,110
Total operating expenses	55,819	56,350	200,385	209,604
GAAP total expenses	$70,969	$73,848	$252,730	$275,714

(b) Stock-based compensation expense was as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2011	2010	2011	2010
Cost of service and other	$225	$176	$945	$1,314
Selling and marketing	890	712	3,603	5,742
Research and development	278	243	1,152	1,880
General and administrative	908	777	3,999	6,324
Total stock-based compensation	$2,301	$1,908	$9,699	$15,260